Exhibit 99.5

Return proxy to:

Susan E. Kipper

Perkins Coie LLP

1120 NW Couch Street, 10th Floor

Portland, OR 97209-4128

Fax: 503-727-2222

Phone: 503-727-2045

ACCENT OPTICAL TECHNOLOGIES, INC.

PROXY—SOLICITED ON BEHALF OF ACCENT OPTICAL FOR

SPECIAL MEETING OF STOCKHOLDERS

July 21, 2006

The undersigned stockholder of Accent Optical Technologies, Inc., a Delaware corporation (“Accent Optical”), hereby appoints Bruce Rhine and Reid Langrill, and each of them individually, as proxies of the undersigned, with full power of substitution, to vote all shares of common stock or preferred stock which the undersigned may be entitled to vote at the Special Meeting of Stockholders of Accent Optical, to be held at the principal offices of Accent Optical located at 1320 SE Armour Drive, Suite B2, Bend, Oregon, 97702, at 9:00 a.m., Pacific Time, on July 21, 2006, and at any adjournments thereof, on the matters set forth in the Notice of Special Meeting of Stockholders, dated June 19, 2006, and described in the joint proxy statement/prospectus delivered therewith, receipt of which Notice of Special Meeting of Stockholders and joint proxy statement/prospectus (together with all annexes referred to therein) is hereby acknowledged. In the absence of written contrary instructions from the undersigned either indicated hereon or given to the above-named proxies, the shares represented hereby will be voted in favor of the following proposals:

1.	A proposal to (i) approve and adopt the Agreement and Plan of Merger and Reorganization, dated as of January 25, 2006, by and among Nanometrics Incorporated (“Nanometrics”), Alloy Merger Corporation, a wholly owned subsidiary of Nanometrics, Accent Optical Technologies, Inc., and Sanford S. Wadler as Stockholder Agent, (ii) approve the merger of Alloy Merger Corporation with and into Accent Optical, (iii) approve the appointment of Mr. Wadler as Stockholder Agent and (iv) approve the escrow agreement entered into in connection with the merger, as more fully described in the joint proxy statement/prospectus accompanying this proxy.

☐ FOR	☐ AGAINST	☐ ABSTAIN

2.	A proposal to approve payments to certain executive officers of Accent Optical in connection with the merger, in amounts set forth and as more fully described in the joint proxy statement/prospectus accompanying this proxy.

☐ FOR	☐ AGAINST	☐ ABSTAIN

3.	In accordance with the discretion of the proxies, as to all other matters for which votes may be cast under this proxy.

THE PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED BY THE STOCKHOLDER ON THE PROXY. IF NO CHOICE IS SPECIFIED, THE PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2, AND AS THE PROXYHOLDER(S) DETERMINE IN THEIR DISCRETION ON ANY OTHER ISSUES THAT COME BEFORE THE MEETING.

THIS PROXY IS SOLICITED ON BEHALF OF ACCENT OPTICAL. The proxies named above, including any substitute, may exercise all powers granted hereunder at said meeting or any adjournments thereof. This proxy revokes any proxy to vote such shares at such meeting or any adjournments thereof previously given by the undersigned to anyone.

(Continued from other side)

FOR ENTITY STOCKHOLDERS ONLY: Please check the appropriate box and sign and date below:

☐  The undersigned owns 1 percent or less of the total value of the outstanding capital stock of Accent Optical.

☐  The undersigned owns more than 1 percent of the total value of the outstanding capital stock of Accent Optical and the value of Accent Optical stock owned by the undersigned is less than one-third of the gross fair market value of all of the assets of the undersigned. The undersigned has separately provided Accent Optical with a certificate as to this fact.

☐  The undersigned owns more than 1 percent of the total value of the outstanding capital stock of Accent Optical and the value of Accent Optical stock owned by the undersigned is greater than or equal to one-third of the gross fair market value of all of the assets of the undersigned. The undersigned is providing Accent Optical with the written approval of the Potential Parachute Payments of 75 percent of interest holders of the undersigned entitled to vote, applying the normal voting rights of the undersigned.

FOR ALL STOCKHOLDERS: Please sign and date below.

DATED: , 2006 (IMPORTANT PLEASE INSERT DATE)
Typed or Printed Name(s)
Signature
Signature
Title, if applicable
Type and Number of Shares owned

THIS PROXY SHOULD BE MARKED, DATED, SIGNED BY THE STOCKHOLDER(S) EXACTLY AS HIS OR HER NAME APPEARS HEREON AND RETURNED PROMPTLY IN THE ENCLOSED ENVELOPE. PERSONS SIGNING IN A FIDUCIARY CAPACITY SHOULD SO INDICATE. IF SHARES ARE HELD BY JOINT TENANTS OR AS COMMUNITY PROPERTY, BOTH SHOULD SIGN.